Exhibit 10.2

AMENDMENT NO. 1

TO

SERIES B-1 COMMON STOCK PURCHASE WARRANT

AND

SERIES C-1 COMMON STOCK PURCHASE WARRANT

This AMENDMENT TO THE SERIES B-1 COMMON STOCK PURCHASE WARRANT and SERIES C-1 COMMON STOCK PURCHASE WARRANT (this “Amendment”) is entered into as of June 17, 2025, by and between Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Armistice Capital Master Fund Ltd. (the “Holder”).

WHEREAS, the Holder is the holder of a Series B-1 Warrant to purchase up to 2,482,270 shares of Common Stock (the “Series B-1 Warrant”) and a Series C-1 Warrant to purchase up to 4,025,000 shares of Common Stock (the “Series C-1 Warrant” and, together with the Series B-1 Warrant, the “Warrants”), issued on May 5, 2025 (collectively, the “Warrants”); and

WHEREAS, the Warrants were issued pursuant to a Warrant Inducement Agreement, dated May 2, 2025, by and between the Holder and the Company (the “Inducement Agreement”), which provides that the Company shall obtain Stockholder Approval (as defined in the Inducement Agreement); and

WHEREAS, concurrently with this Amendment the Holder and the Company intend to enter into a Securities Purchase Agreement (the “Purchase Agreement”); and

WHEREAS, the Company and the Holder desire to amend (i) the Warrants pursuant to Section 5(l) of the Warrants and (ii) the Inducement Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1.	Amendment to “Exercise Price”. Section 2(b) of the Warrants is hereby amended and restated in its entirety as follows:

“(b)	Exercise Price. The exercise price per Warrant Share under this Warrant shall be $0.35, subject to adjustment as provided for hereunder (the “Exercise Price”).”

2.	Amendment to “Termination Date”. The “Termination Date” of the Series B-1 Warrant is hereby amended to June 17, 2030 and the “Termination Date” of the Series C-1 Warrant is hereby amended to December 17, 2026.

3.	Amendment to Inducement Agreement. In Paragraph (g) of Annex A to the Inducement Agreement, the phrase “ninety days (90) following the Closing Date” is hereby deleted and replaced with the following phrase: “one hundred twenty (120) days following the Closing Date (as defined in the Purchase Agreement).”

4.	No Further Amendment. Except as amended by this Amendment, the Warrants and the Inducement Agreement remain unaltered and shall remain in full force and effect.

5.	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Inducement Agreement.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

7.	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature page follows]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY

ADIAL PHARMACEUTICALS, INC.

By:
Name:
Title:

HOLDER

ARMISTICE CAPITAL MASTER FUND LTD.

By:	Armistice Capital, LLC
its Investment Manager

By:
Name:	Steven Boyd
Title:	Chief Investment Officer

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